UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000
San Jose, CA 95110
(Address of principal executive offices, with zip code)

(408) 280-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2012, with the authorization of the Board of Directors of the Company, Mr. Gregory Walker, Vice President, Finance and Chief Financial Officer of PDF Solutions, Inc. (the “Company”) returned from a temporary leave of absence that was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2012 and resumed his responsibilities as the principal financial and accounting officer of the Company.

Mr. Shahbazian, who assumed Mr. Walker’s duties and responsibilities while he was on leave, will continue as Vice President for a brief period of transition.

For additional biographical information regarding Mr. Walker, please review the relevant disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 15, 2012, incorporated by reference herein.  For additional information regarding Mr. Walker’s employment arrangement with the Company, please review the relevant disclosures in the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2011, incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Gregory Walker
Gregory Walker Vice President, Finance and Chief Financial Officer

Dated: May 22, 2012